UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

Arcellx, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41259	47-2855917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 West Watkins Mill Road, Suite A

Gaithersburg, MD 20878

(Address of principal executive offices, including zip code)

(240) 327-0603

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 12, 2022, Arcellx, Inc. (the “Company”) made available an updated corporate presentation for the Company’s website. A copy of the corporate presentation is filed herewith as Exhibit 99.1 and incorporated herein by reference.

As previously disclosed, on December 9, 2022 Arcellx entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Kite Pharma, Inc., a Gilead Company (“Kite”), pursuant to which Arcellx and Kite will co-develop and co-commercialize Arcellx’s CAR T-cell therapy product for myeloma known at Arcellx as “CART-ddBCMA,” which is currently the subject of Arcellx’s iMMagine-1 program (such product, the “Existing Product”, and the D-domain BCMA binder used in such product, the “Existing BCMA Binder”). Arcellx will receive royalties on, and have the option for co-development and co-commercialization of, next generation autologous CAR T-cell therapy products utilizing the Existing BCMA Binder (“NextGen Products”); and will receive royalties on non-autologous cell therapy products for myeloma developed by Kite using the Existing BCMA Binder (“Non-Auto Products”, and collectively with the Existing Product and the NextGen Products, “Licensed Products”).

Following the consummation of the Collaboration Agreement, which is subject to obtaining any necessary consents and approvals, including review by the appropriate regulatory agencies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Arcellx will receive a $225 million upfront cash payment and $100 million in an equity investment. In addition, based on the development and commercialization plan of the Licensed Products, Arcellx will be eligible to receive additional clinical, regulatory, and commercial milestone payments. These milestone payments include contingent financial consideration of up to $335 million, $635 million and $508 million for the Existing Product, and each NextGen Product and Non-Auto Product, respectively.

Cautionary Note Regarding Forward-looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this report that are not purely historical are forward-looking statements, including, without limitation, statements regarding the anticipated completion of the proposed transaction, including the closing of a proposed concurrent equity investment, and potential payments that may be received by Arcellx in connection with the collaboration, including potential milestones, royalties and contingent financial consideration. The forward-looking statements contained herein are based upon Arcellx’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including that the proposed transaction will be completed in a timely manner or at all, the possibility that certain closing conditions to the proposed transaction will not be satisfied; uncertainty as to whether the anticipated benefits and opportunities of the proposed collaboration may not be realized or make take longer to realize or may cost more than expected; risks of unexpected hurdles, costs or delays; challenges in technology transfer and cell therapy manufacturing, particularly scaling up to commercial supply volumes, can limit the benefits of the collaboration; challenges inherent in new product candidate development, including the uncertainty of clinical success and obtaining regulatory approvals; challenges associated with collaborating with third parties, including intellectual property, operational, financial and other risks; uncertainty of commercial success for new products; the ability of Arcellx and Kite to successfully execute their strategic plans; and other risks that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the period ended September 30, 2022, filed with the Securities and Exchange Commission, and other documents that Arcellx files from time to time with the SEC. These forward-looking statements are made as of the date of this report, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Arcellx, Inc. Corporate Presentation.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCELLX, INC.

Date: December 12, 2022	By:	/s/ Rami Elghandour
Rami Elghandour
Chief Executive Officer